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THIS AGREEMENT is made on December 21st, 2005 BETWEEN:

(1)	REMEDENT NV, a corporation under the laws of Belgium, whose registered office is at 9831 Deurle, Xavier De Cocklaan 42, Belgium ("Remedent");

hereby represented by Mr Robin List, Managing Director;

AND

(2)	PIERRE FABRE MEDICAMENT S.A, a corporation under the laws of France, whose registered office is at 45, place Abel Glance 92100 Boulogne France ("Pierre Fabre");

hereby represented by Mr Jean-Pierre COUZINIER, Chief Operating Officer ,

Remedent and Pierre Fabre are jointly referred to as the "Parties", and individually as a "Party".

BACKGROUND:

(A)

Remedent manufactures the Products (as defined hereafter) and requires a distributor to sell and distribute the Products under the Commercial Trademarks in the Territory to the Market (both as defined hereafter).

(B)	Pierre Fabre has agreed to sell and distribute the Products in the Territory to the Market upon the terms of this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

"Agreement"	means this agreement, including its exhibits and schedules.

"Commencement Date"	means January 1st, 2006.

"Confidential Information"

means information relating to the Products of a business, marketing, manufacturing, financial, technical or scientific nature in the possession or under the control of a Party to which the other Party will have access in connection with the performance under this Agreement.

"Improvements"

means any ameliorations, inventions, discoveries, developments and dosages of the Products, developed before or after the Commencement Date, that is either a new formulation, new method of administration, new presentation, new technology and/or new indication, including all information and data relating thereto.

"Market"	means all distribution channels.

"Products"	- means the product listed in schedule 1, as manufactured by Remedent, bearing the trademark "ELGYDIUM- iWhite", following the concept as set out in schedule 1, and;

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-	means the product listed in schedule 1, as manufactured by Remedent, bearing the trademark "Metatray" following the concept as set out in schedule 1;

-	and such other products as may from time to time be agreed in writing by the Parties or as may be added, removed or varied pursuant to this Agreement.

"Territory"	means France and DOM/TOM (Guadeloupe, Guiana, Martinique, Mayotte, New Caledonia, French Polynésia, La Reunion, St. Bartholomew, St Martin, St Pierre & Miquelon, Wallis & Futuna).
"Remedent’s Trademarks"	means the trademarks iWhite® and Metatray® owned by Remedent and identified in Schedule 2.

"Pierre Fabre’sTrademark"	means the trademark ELGYDIUM® owned by Pierre Fabre and identified in Schedule 2.

"Commercial Trademarks"	means ELGYDIUM-Iwhite® and Metatray®.

1.2	Words in the singular will include the plural and vice versa.

2.	APPOINTMENT

2.1

During the term of this Agreement, Remedent appoints Pierre Fabre as its sole and exclusive distributor with the right to import, export, sell and distribute the Products under the Commercial Trademarks to the Market in the Territory and Pierre Fabre hereby accepts this appointment.

Remedent shall refer all sales inquires for the Products from the Market in the Territory to Pierre Fabre.

Pierre Fabre acknowledges that Remedent markets, sells and distributes to dentists worldwide (through a distributor) at the date of the Agreement, REMEWHITE and REMECURE, products, which are considered from a consumer’s perspective to be tooth-whitening products.

2.2

During the term of this Agreement, Remedent shall not appoint any other distributor for the Products in the Territory, nor shall Remedent grant to any third party the rights to sell, promote, distribute or market the Products in the Territory.

2.3

Pierre Fabre may appoint sub-distributors within the Territory with Remedent’s prior written consent, which shall not be unreasonably withheld. The reply of Remedent shall be given within thirty (30) days from the reception of the written request from Pierre Fabre. If Remedent fails to communicate any objections to Pierre Fabre within such term of thirty (30) days, Pierre Fabre’s proposal shall be understood as duly approved by Remedent.

2.4

Pierre Fabre’s relationship to Remedent under this Agreement, shall be solely that of buyer and seller, and nothing contained herein shall be construed as constituting the Parties as partners or joint ventures, or as constituting Pierre Fabre or any dealer appointed by Pierre Fabre, as a legal representative, employee or agent of Remedent.

2.5

As from the date of signature of the Agreement, Remedent grants to Pierre Fabre a first option right to sell, distribute, promote or market the Products in Cyprus, Morocco, Tunisia, Algeria and South Africa.

For that purpose, Remedent shall notify Pierre Fabre in writing of the basic terms and conditions under which it would be willing to appoint Pierre Fabre as its exclusive distributor to sell, distribute, promote or market the Products in such countries. Pierre Fabre shall have then a period of thirty

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(30) days to notify Remedent of its interest and, if Pierre Fabre so chooses, the Parties shall enter into good faith negotiations to determine the terms and conditions of such agreement. If the Parties do not reach an agreement within a period of thirty (30) days (or such longer period as may be mutually agreed upon) as from the receipt by Pierre Fabre of the regulatory files to be applied near the competent authorities of said countries. Remedent shall be free to offer such a right to a third party but not under terms more favorable than those offered to Pierre Fabre.

2.6

In addition to rights granted herein above, Remedent grants to Pierre Fabre the right of first refusal for the exclusive right to sell, distribute, promote or market any Improvement of the Products. In such case, these will be subject to the same procedure and within the same time periods as the ones described in Article 2.5. of the Agreement.

3.	ORDERS AND DELIVERY

3.1

Pierre Fabre will send a 12-month rolling forecast (the "Forecast") to Remedent on or prior to the 10th working day of each month. The first three months of such Forecast comprise binding orders upon Pierre Fabre, which shall also be binding upon Remedent. The remaining 9 months of the Forecast are prepared in good faith but are indicative orders only. Binding orders will be sent ninety (90) calendar days before the requested delivery dates.

3.2	Remedent shall supply the Products to Pierre Fabre in accordance with the purchase orders.

The Products to be supplied by Remedent shall be delivered at the delivery date to Pierre Fabre’s premises in France (as notified to Remedent by the Pierre Fabre from time to time). Remedent shall procure transport and insurance and arrange for the delivery of the Products to Pierre Fabre’s premises (as notified to Remedent from time to time). The Products will be delivered in packed form and ready for sale (under PFOC trade dress and design).

Should Remedent fail to deliver the quantities of Products at the requested delivery dates due to a cause other than a Force Majeure event as defined hereinafter, a rebate of ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ of the purchase price of the delayed Products per each week of delay shall apply as from the 11th working day of delay, provided however that Pierre Fabre has respected the ninety (90) calendar days period requested for binding orders as set forth in Article 3.1.

The Products must be packaged and protected in a manner which ensures that by normal means of transport they arrive at the place of destination in good condition and that unloading there can be done in a safe manner. Remedent shall be responsible for the due observance of all applicable regulations concerning packaging and transport.

3.3	Title to and risk for the Products shall pass to Pierre Fabre upon delivery of the Products at Pierre Fabre’s premises (as notified to Remedent by Pierre Fabre from time to time).

3.4	The Products shall be delivered at Pierre Fabre’s premises with a shelf life of at least:
•	^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ for Elgydium-Iwhite® Product (^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^);
•	^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ months for Metatray® Product (^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^).

During the term of the Agreement, Remedent undertakes to develop the Products in order to extend the shelf life of the Products.

4.	PRICE AND PAYMENT

4.1

Simultaneously with each delivery of the Products, Remedent shall invoice Pierre Fabre for the payment of the pertaining order of the Products. The prices to be paid by Pierre Fabre for all Products supplied under this Agreement shall be as set forth in schedule 1. All payments will be

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made in EURO by Pierre Fabre by transfer to such bank account as Remedent may from time to time notify in writing to Pierre Fabre. The payment terms are ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^.

4.2

Prices of the Products will be valid until December 31, 2006. Thereafter, the prices may be revised upon good faith negotiation between the parties once a year at least 3 (three) months prior to the start of each year on the basis of (i) a decrease according to the annual quantities ordered and purchased by Pierre Fabre on the preceding year or (ii) an increase according to Remedent’s manufacturing costs, price of active ingredients and/or raw materials, transport costs, etc. duly justified by proper documentation.

In case of increase, should on December 1st at the latest no agreement be reached between the Parties hereto with respect to the level of said price increase, this Agreement may be terminated by either Party subject a six (6) months prior notice. The prices of the Products applicable during this six (6) month period will be the ongoing price increased according to the ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^.

5.	REGULATORY APPROVALS - TRACEABILITY/INCIDENT REPORTING & QUALITY ASSURANCE

5.1	Remedent warrants that, the Products shall meet at all times, with all applicable legal and regulatory requirements necessary for authorising the distribution thereof by Pierre Fabre in the Territory.

5.2	For this purpose, Remedent, as manufacturer of the Products, undertakes to submit all information and documents necessary to obtain all possible requested declarations or authorisations.

5.3

Remedent undertakes to follow all proceedings and to comply with all regulations concerning the Products and also undertakes to keep Pierre Fabre informed of any changes which could occur in the regulations applicable to the marketing and the distribution of the Products.

5.4	Pierre Fabre commits itself, in order to ensure the best possible traceability of the Products, to make out precise registrations stating the conditions in which the Products have been distributed.

Such registrations must allow Pierre Fabre to identify with the best possible precision the final destination of the Products including, but not limited to, batch number, use-by date and the name of Pierre Fabre’s Quality Assurance Department in charge of the Products.

Pierre Fabre shall keep at the disposal of the competent control authorities and of Remedent, all items relating to the traceability of the Products.

5.5	Medical Device Vigilance

A system of Medical Device Vigilance will be set up according to the final version of the guideline "On a medical devices vigilance system" as issued by the Commission of the European Communities MEDDEV 2.12/1 latest applicable version. This will be implemented by safeguarding the traceability of the Products. This Agreement is compliant with requirements as per MDD annex V or EN ISO 13485:2003, (rule 7.5.3.2.2) and therefore an integral part of the Quality Management System of Remedent.

Pierre Fabre will forward to Remedent any serious incidents or near incidents (initial and follow up) of the Products (as defined by MEDDEV 2.12-1 latest revision) at the latest five (5) working days after having been informed, in written form by means of the Initial Incident Report form as defined in MEDDEV 2.12-1 on the information sheet attached as Schedule 3.

Pierre Fabre will transmit to Remedent for non serious incidents (initial and follow up) a monthly line listing.

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Upon receipt of this information, Remedent shall inform Pierre Fabre on the measures to undertake regarding the Products and, if necessary, shall report serious incidents or near incidents to the competent European authorities.

Incidents or near incidents of the Products reported to Remedent will be forwarded to Pierre Fabre within five (5) working days. When Remedent determines that a subsequent investigation of the incident is necessary, Remedent will notify Pierre Fabre of the investigation results in writing.

5.6	Quality Assurance:

The Products delivered by Remedent shall conform in all aspects to the specifications described in CE Marking dossier.

The Products will be delivered by Remedent in finished form and released by Remedent through a Certificate of Analyses for each batch.

Remedent will deliver the Products with a clear list of delivered Products, with specifications mentioning Pierre Fabre’s representative address details, order number, reference number, article number, the lot number and expiration date of the Products.

Pierre Fabre will have ten days (10) days after receipt of the certificate of analyses for each specific batch and/or after the discovery of the hidden defects to notify Remedent of any deficiencies or objections to the Products in which case the Parties shall, on a best efforts basis, attempt to resolve the problem. Provided however that Remedent shall do its reasonable effort to substitute, within thirty (30) days from Pierre Fabre notification, new quantities of Products for any defective Products at its own expense.

If Remedent does not agree with Pierre Fabre that some quantities of Products are defective, the Parties will deliver a sample of the Products to a quality control laboratory chosen by mutual agreement and the determination concerning quality of the Products by such laboratory shall be binding on the Parties.

The results of the inspection performed by the quality control laboratory shall be final and will not be questioned by either Party. Costs and expenses related to this external control procedure shall be borne (i) by Pierre Fabre if the disputed quantities of Products comply with the specifications, and (ii) by Remedent if the disputed quantities of Products fail to comply with the specifications (without prejudice to Remedent’s obligation to replace the defaulting quantities within the shortest possible delay at no additional cost to Pierre Fabre ).

Should the discrepancy be resolved against it, Remedent shall, at its sole option, either (i) take back or (ii) destroy or have destroyed any defaulting quantities of Products, at no cost to Pierre Fabre.

In the event that recall of any quantity of Products is required by any competent Authority in the Territory, and said recall is caused by failure to act in the manufacturing of the Products supplied by Remedent pursuant hereto or transport to Pierre Fabre, Remedent shall indemnify Pierre Fabre against all documented costs and expenses (including but not limited to the packaging and delivery of replacement Products) incurred in connection with such recall and Remedent shall replace the quantities subject to recall within the shortest possible delay at no cost to Pierre Fabre, all in compliance with the provisions set forth in the Remedent Insurance Policy.

5.7

Records: Pierre Fabre will keep records to whom they have delivered the Products. These records have to show the exact amount of Products of each lot number and expiration date delivered to each client. These records will be kept for 6 years.

5.8

Audit: Should the authorities or Remedent give notice of intent to conduct an inspection at any site or request information where the Products are distributed or take regulatory action, Remedent or Pierre Fabre’s representative will promptly give notice thereof to the other party and supply all information pertinent thereto. Then, Pierre Fabre’s representative shall not refuse such on site or

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document inspections and shall comply with the requirements put forth by the relevant authorities at its own expenses.

5.9.	Complaints: In case of client or third party complaints, Pierre Fabre must directly inform Remedent in writing, establishing the exact nature of such.

6.	TRADEMARKS

6.1

Remedent grants to the Pierre Fabre an exclusive royalty free licence for the term of this Agreement to use Remedent’s Trademarks, trade names, and/or patent notices (if relevant) solely as necessary to permit Pierre Fabre to fulfil its obligations under the Agreement.

Pierre Fabre shall be entitled to sub-licence its rights under this clause 6 to sub-distributors appointed in accordance with clause 2.3 on substantially the same terms and conditions as set out in this Agreement.

6.2

Pierre Fabre is entitled to combine Remedent’s Trademark Iwhite® with Pierre Fabre’s Trademark Elgydium® distributing a Product under ELGYDIUM-IWHITE®. Remedent may use Pierre Fabre’s Trademark only upon prior Pierre Fabre’s consent.

Pierre Fabre agrees to affix to the Products, or not to remove if already affixed, Remedent’s Trademarks, trade names, and /or patent notices. Pierre Fabre shall not copy, nor assist others to copy the Products or packaging. All Remedent’s Trademarks, trade names, patents, utility models, design rights and copyrights, whether registered or not, shall remain Remedent’s exclusive property, and Pierre Fabre agrees not to take any action which would interfere with or be detrimental to Remedent’s ownership of these rights.

6.3

Remedent shall at its own expense take such action as it deems necessary to prevent infringement of Remedent’s Trademarks or other acts of unfair competition or to defend Pierre Fabre or its customers in its suits, administrative or otherwise, brought against them in connection with the use of Remedent’s Trademarks.

6.4	Remedent confirms that the Remedent’s Trademarks, trade names and/or patent notices, listed in Schedule 2, have been registered and/or filed for registration with the competent authorities.

7.	SALE AND DISTRIBUTION OF THE PRODUCTS

7.1

Pierre Fabre will use its commercially best efforts to sell and distribute the Products to the Market in the Territory in the most effective manner by all suitable and adequate means in order to reach the sales forecasted figures described hereinunder:

Sales Forecasts	ELGYDIUM-iWHITE	METATRAY
	A unit = one tray	A unit = one system

Year 1:	^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ units ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ units

Year 2:	^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ units
^Removed pursuant to Rule 24b-2 under the

Securities Exchange Act of 1934^ units

Year 3:	^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of
	1934^ units	^Removed pursuant to Rule 24b-2 under the
Securities Exchange Act of 1934^ units

7.2

In the event that Pierre Fabre does not sell on the Market ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ units of Elgydium –iWhite® Product and ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ units of Metatray® Product during the ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ of this Agreement,

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Remedent may terminate on a Product by Product basis the Agreement with a one (1) month prior written notice.

Pierre Fabre acknowledges that, in such case, it shall not claim from Remedent any compensation of whatever kind. For the period after the ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ Pierre Fabre is under an obligation to sell on the market a minimum quantity of product equivalent to ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ of the above mentioned forecasts.

Notwithstanding the above, in the event that the active principle contained in the Products be subject to changes, and/or regulatory and/or safety measures due to scientific, regulatory of safety reasons implying a significant decrease of the sales, then Pierre Fabre shall not be deemed to be in breach of such minimum sales quantities and the above mentioned shall not apply.

7.3	Without prejudice to the foregoing, Pierre Fabre undertakes to order :

-

^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ boxes of Metatrays® Product system as detailed in Schedule 1 hereto, which will be delivered in ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^, together with ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ kits of Meta Foam strips included in the Metatrays Systems . The remaining ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ kits of the Meta Foam strips will be delivered to Pierre Fabre on a "need-to-have" basis, with a 2 months lead time of delivery upon Pierre Fabre’s request.

-

^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ units of Elgydium-iWhite® Product, which will be delivered in ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^.

8.	ADVERTISING/PROMOTION/ STUDIES & BUSINESS REPORTS

8.1	Pierre Fabre shall promote and advertise, at its cost and expense, the Products to the Market in the Territory.

8.2	Remedent shall provide Pierre Fabre, free of charge, with copies of specifications, relevant technical data, and instruction books relating to the Products.

8.3

Pierre Fabre shall prepare and submit to Remedent at the end of each 6 months in the manner and form requested, reports concerning business conditions and the sales, progress and promotion of the Products as well as the relevant market situation and the demands of its clientele in the Territory. This presentation will be made during quarterly sales review meetings.

8.4	At the end of any quarterly period, Pierre Fabre will send to Remedent all the information with regards to the sales objective achieved over the previous quarterly period.

8.5

As an incentive for the promotion of the Products, Remedent agrees to deliver to Pierre Fabre, free of charge, for the first year, a quantity of ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ units of Elgydium-Iwhite® Product and ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ units of Metatray® Product.

8.6

No clinical evaluations or clinical studies are allowed to be performed without prior written approval of Remedent. Consequently, Pierre Fabre must inform Remedent of any plan for clinical evaluations or any other scientific studies of the Products. Remedent must assess the proposed plans and verify whether after these plans still meets the applicable regulations and Remedent objectives.

9.	PACKAGING

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9.1

Remedent shall deliver the Products in packed form and ready for sale (under Pierre Fabre trade dress and design). Each Party agrees not to modify the Products (including the formula, concept, trademark, packaging and/or Labelling defined hereinbelow) without the prior written consent of the other Party.

Labelling shall mean all information in the scope of the relation of the Products meaning: Product claims, printed matters (onto cartons, onto packaging, Instructions for Use (IFU), brochures, training information, technical papers, advertisements, ISO and other regulatory related documents.

10.	CONFIDENTIALITY

10.1

Each Party shall hold in confidence and prevent the disclosure to others of any Confidential Information received directly or indirectly from the other Party, and refrain from using such Confidential Information for any other purpose than which it was disclosed, during the term of this Agreement, and after termination of this Agreement, for as long as such Confidential Information does not become publicly available.

10.2

The recipient of Confidential Information shall use the same care and caution it affords its own proprietary information to protect the Confidential Information from disclosure to a third party but not less than a reasonable degree of care. Disclosure of such Confidential Information by the recipient to its employees and bona fide consultants, advisors and approved subcontractors will be limited to individuals whose duties justify the need to know such information, and then only after such individuals have been advised of their obligations as specified in this Agreement. Any such disclosure to non-employed consultants, advisors and subcontractors will be bound by a confidentiality obligation at least equivalent to the confidentiality obligations as specified in this Agreement.

10.3	Such obligations of confidentiality shall not apply to any information which:

(a)	is part of the public knowledge at the time of disclosure or thereafter becomes part of the public knowledge through no fault of the receiving party;
(b)	is in possession of the receiving party at the time of disclosure and was not acquired on a confidential basis from the disclosing party;
(c)	is received by the receiving party from a third party having the right to transmit such information;
(d)	is independently developed by the receiving party without having access to the Confidential Information of the disclosing party.

10.4

In the event that the recipient is required by judicial or administrative process to disclose Confidential Information, the recipient shall promptly notify the disclosing Party and allow the disclosing Party a reasonable time to oppose to such process.

11.	DURATION AND TERMINATION

11.1

This Agreement will come into force on the Commencement Date and, subject to the remaining provisions of this clause 11, will continue in force for a period of 3 years (the "Initial Period"). The Agreement shall automatically be renewed for successive two-year terms (each an "Additional Period"), unless terminated by written notice at least six months prior to the end of the Initial Period, or respectively the Additional Period.

11.2	Either Party will be entitled to terminate this Agreement immediately by written notice to the other Party if:

(a)	that other Party commits any breach of any of the provisions of this Agreement which is substantial, material and persistent and, in the case of a breach capable of remedy, fails to

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remedy the same within 30 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied.

(b)	that other makes any voluntary arrangement with its creditors or becomes subject to an administration order or goes into liquidation.

11.3	In the event that the Parties do not reach an agreement on the price such as provided in Article 4.2., either Party may terminate the Agreement subject to a six (6) month prior notice.

11.4	In the event that Pierre Fabre does not achieve the minimum sales quantities as provided in Article 7.2. then Remedent may terminate the Agreement on a Product by Product basis.

11.5

Upon termination of this Agreement for any reason, Pierre Fabre shall discontinue to use Remedent’s Trademarks and trade names and shall cease to represent that it is an authorised distributor of Remedent.

11.6

Notwithstanding the above, upon termination of the Agreement, Remedent will grant Pierre Fabre a ‘post agreement grace period’ of maximum eight (8) months after expiry or prior termination of the Agreement to sell through the Commercial Trademarks the Products ordered and/or held in stock.

12.	FORCE MAJEURE

Neither Party shall be deemed to be in breach of this Agreement nor shall in any way be liable to the other Party for damages or relief of any type for the delay or failure in performance of any of the obligations, imposed by this Agreement, which delay or failure is caused by force majeure or is beyond the reasonable control of such Party, for so long as the conditions causing the delay or failure continue to exist, provided that if such conditions continue for a period longer than three months, the Party whose performance is not impaired shall have the option to terminate this Agreement.

13.	WARRANTIES AND LIABILITY

13.1

Remedent warrants to Pierre Fabre that (i) all Products delivered under this Agreement will be free from any defects in material and manufacture in compliance with the GMP, and the specifications of the Products described in the CE marking Dossier and will comply as regards to packaging, language, and intellectual property rights, at all times with all legal requirements and (ii) there are no any rights of third parties which would or might render the sale and distribution of the Products or the use of any Remedent’s Trademarks or patents invalid, void or unlawful.

13.2

Remedent will indemnify and hold harmless Pierre Fabre and keep Pierre Fabre indemnified against all and any liabilities, costs and expenses, damages, claims or demands incurred by Pierre Fabre in connection with any claims or allegations made against Pierre Fabre relating to claims which arise from a breach of Remedent’s warranty set out in clauses 13.1 and 13.5.

13.3

Pierre Fabre will indemnify and hold harmless Remedent and keep Remedent indemnified against all and any liabilities, costs, expenses, damages, claims or demands incurred by Remedent in connection with any claims or allegations made against Remedent relating to claims which arise from Pierre Fabre’s storage, handling, marketing, distribution, promotion, delivery, traceability and/or sales of Products hereunder.

13.4	Either party will provide and maintain adequate insurance covering Products liability for the Products delivered to and/or used in the Territory.

13.5	Remedent warrants that the cosmetic and/or medical file will at all time comply with all applicable European legal and regulatory requirements.

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14.	General
14.1

If any restriction in this Agreement is void but would be valid if some part of the restriction were deleted, the restriction in question shall apply with such modification (which shall be made by the parties) as may be necessary to make it valid.

14.2

The nullity or non-applicability of any provision of this Agreement shall not affect the validity or applicability of other material provisions of the Agreement, which shall remain in full force and effect unless a Party is, as a result, deprived of the benefit it has or is entitled to expect under this Agreement.

14.3

This Agreement and the documents referred to in it contain the whole agreement between the Parties relating to the transactions contemplated by this Agreement and supersede all previous agreements, whether oral or in writing, between the Parties relating to these transactions.

14.4	The Agreement and the schedules can be amended or supplemented only by an instrument in writing duly signed by all Parties.

14.5

This Agreement is governed by and shall be construed in accordance with the laws of Belgium. The Parties agree to submit to the exclusive jurisdiction of the courts of Bruxelles for all purposes relating to this Agreement.

14.6

Any notice or other formal communication given under this Agreement (which does not include fax or email) must be in writing and may be delivered in person, or sent by registered post to the Party to be served at his address appearing in this Agreement as follows:

(a)	to Remedent at:

Xavier De Cocklaan 42, 9831 Deurle, Belgium

marked for the attention of: Mr Robin List

(b)	to Pierre Fabre at:
45 place Abel Gance, 92100 Boulogne, France

marked for the attention of: Mr Jean-Pierre COUZINIER,

or at such other address as may be notified to the other Party under this clause.

Any notice or other communication shall be deemed to have been given:

(a)	if delivered in person, at the time of delivery; or
(b)	if sent by post, on the day of receipt, provided it is sent by registered mail requesting a return receipt.

14.7	Without prejudice to clause 2.3, no Party may assign any of its rights or transfer any of the obligations under this Agreement without the prior written consent of the other Party.

This Agreement has been signed in two counterparts, which is as many counterparts as the number of Parties to it, and each Party acknowledges receipt of one such counterpart.

On behalf of Remedent N.V.	On behalf of Pierre Fabre SA

/s/ Robin List	/s/ Jean Pierra Couzinier

Mr. Robin List	Mr Jean-Pierre COUZINIER

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SCHEDULE 1

Fully Packaged Products:	1) iWhite tray, containing one tray with EL technology and 10 iWhite foam strips with, ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^.

Price to be paid by Pierre Fabre to Remedent:	EUR ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ per kit

2) Metatray system, containing:

a) one box of Metatray (Electrical device file)

- one Mouth tray device with EL and heat

technology

- one controller

- one power supply

- one connection cable

- one user manual

- one lanyard

and

b) a kit of Meta Foam strips: (Medical device

file)

-Meta Foam strips, containing 20 foam

whitening strips with ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^

Price to be paid by Pierre Fabre to Remedent:	EUR ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^,-- per system

3) Meta Foam strips, a refill kit for the Metatray system, containing 20 foam whitening strips with ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^

Price to be paid by Pierre Fabre to Remedent:	EUR ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^,-- per kit

* All prices are excluding VAT, DDU (Incoterms 2000) at Pierre Fabre’s premises.

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SCHEDULE 2

REMEDENT TRADEMARK	COUNTRY	REGISTRATION NUMBER	FILING DATE
Metatray	EU, Classes 3, 5 and 10	N° 004356218	23/03/2005
iWhite	EU, Classes 3, 5 and 10	N°004381091	08/04/2005

PIERRE FABRE TRADEMARK	COUNTRY	REGISTRATION NUMBER	FILING DATE
Elgydium	FR, Class 3, 5 FR class 10, 21	N° 799 488 N° 871 386	07/08/70 16/03/73

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For Remedent use only :

Number :     .......................

Date of reception :............

SCHEDULE 3

DEVICE RELATED PROBLEM EVALUATION FORM :

Insert device problem reporting form to be designed by Regulatory affairs or existing form from Manufacturer.

Hospital :.......................................	City – Country :.............................

Doctor :........................................	Tel :...........................................

Fax :............................................	E-mail :........................................

Date of the procedure :......................	Initial of the patients :.......................

State of the patient :.................................................

status :..............................................

GENERAL COMMENTS

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How many Remedent Products have you used including this one?

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How many procedures are you performing in a month?

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What brand of Products do you use mostly?

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PLEASE FAX THIS FORM TO REMEDENT

FAX : + 32 (0) 9 321 70 90

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